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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements
No 333-04647 and 333-04649 of L.A. T Sportswear, Inc. on Form S-8 of our report dated February 5, 1999, appearing in this Annual Report on Form 10-K of L.A. T Sportswear, Inc. for the year ended January 2, 1999.

DELOITTE & TOUCHE LLP
Atlanta, Georgia

March 23, 1999